                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)

                                December 28, 1998


                  CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
               (Exact name of Registrant as specified in charter)


  MARYLAND                          333-31434                    13-3951476
 (State of                    (Commission File No.)            (IRS Employer
organization)                                                Identification No.)


                        50 Rockefeller Plaza, 2nd Floor
                            New York, New York 10020
                    (Address of principal executive offices)


                          (212) 492-1100 (Registrant's
                                telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         From February 2, 1998 to December 28, 1998 Corporate Property Associates 14 Incorporated and its subsidiaries (the "Company" or "CPA(R):14") purchased properties with a total purchase price of approximately $164,648,000. The acquired properties are as follows:

PROPERTY LEASED TO BEST BUY CO. INC

         GENERAL

         On July 27, 1998, the Company purchased from Merchandising Development U.S.A. ("MDUSA") a retail facility (the "Best Buy Property"). The Best Buy Property, containing a 102,500 square foot retail facility, is located in Torrance, California. The Property is suitable and adequate for use as a retail facility.

         Concurrently with the acquisition of the Best Buy Property, the Company assumed the net lease with Best Buy Co. Inc. ("Best Buy") (the "Best Buy Lease"). Material terms of the Best Buy Lease are described below.

         PURCHASE TERMS

         The cost to the Company of acquiring the Property, including the Acquisition Fee payable to an Affiliate of the Advisor, was $19,582,000, an amount less than the leased fee Appraised Value of the Property. The Company paid an Acquisition Fee of $490,392 to an Affiliate of the Advisor, W. P. Carey & Co., Inc., a New York corporation ("W.P. Carey & Co."). W.P. Carey & Co. will receive a Subordinated Acquisition fee of $48,951 payable each of the next eight years, but only if the Company satisfies the Preferred Return.

         DESCRIPTION OF THE LEASE

         General

         The Best Buy Lease is absolutely net. Best Buy will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Best Buy Property, except for the Best Buy subsidiary's debt service and income taxes. In the opinion of management of the Company, the Best Buy Property is adequately covered by insurance.

         Term

         The initial term of the Best Buy Lease is ten years, followed by two five-year renewal terms at the option of Best Buy. The initial term expires on January 31, 2005.

         Rent

         The initial annual rent under the Best Buy Lease is $1,741,990 payable monthly in advance in equal installments of $145,166. Additionally, the Best Buy Lease provides that at the end of the fifth year of the initial term, the annual rent for each of the five years of the first renewal term will be $1,946,930 payable in advance in monthly installments of $162,244. The annual rent for the second renewal term will be $2,151,870, payable in advance in monthly installments of $179,323.

         ASSUMPTION OF SUBLEASE

         The Best Buy Lease includes a sublease agreement (the "Office Max Sublease") between Best Buy and Office Max Inc. ("Office Max"). The initial term of the Office Max Sublease is approximately nine years, followed by one five-year renewal term at the option of Office Max. The initial annual rent under the Office Max Sublease is $560,880 payable monthly in advance in equal installments of $46,740. Additionally, the Office Max Sublease provides that at the end of the fourth year of the initial term, the annual rent for each of the next five years of the initial term will be $632,880 payable in advance in monthly installments of $52,740. Thereafter, Office Max has an option for an extended term, at an annual rent of $704,880, payable in advance in monthly installments of $58,740.

         DESCRIPTION OF BEST BUY

         Best Buy is the nation's largest volume specialty retailer of name brand consumer electronics, home office equipment, entertainment software and appliances.

         Financial statements for Best Buy are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Best Buy for the last three years:

STATEMENT OF EARNINGS                                FOR THE FISCAL YEAR ENDED
                                       FEBRUARY 28, 1998   MARCH 1, 1997   MARCH 2, 1996(1)
                                       -----------------   -------------   ----------------
                                                           (IN THOUSANDS)
Revenues ............................     $8,358,212         $7,770,683      $7,217,448

Gross Profit ........................      1,332,138          1,058,881         936,571

Selling general and administrative
expenses ............................      1,145,280          1,005,675         813,988

Operating income ....................        186,858             53,206         122,583

Net earnings ........................        $94,453             $1,748         $48,019

BALANCE SHEET DATA
                                                    FOR THE FISCAL YEAR ENDED
                                       FEBRUARY 28, 1998   MARCH 1, 1997   MARCH 2, 1996(1)
                                       -----------------   -------------   ----------------
                                                          (IN THOUSANDS)
Working capital .....................       $676,601          $567,456         $586,841

Total assets ........................      2,056,346         1,734,307        1,890,832

Long-term debt, including current
portion .............................        225,322           238,016          229,855

Convertible preferred securities ....        229,854           230,000          230,000

Shareholders' equity ................       $557,746          $438,315         $431,614


(1) Fiscal year 1996 contains 53 weeks. All other periods contain 52 weeks.


PROPERTY LEASED TO ETEC SYSTEMS, INC.

         GENERAL

         On February 9, 1995, Corporate Property Associates 12 Incorporated ("CPA(R):12") purchased from Etec Systems, Inc. ("Etec") the office and manufacturing facilities of Etec. The office and manufacturing facilities are located on 16.92 acres of land in Hayward California (the "Etec Land"). CPA(R):12 entered into a net lease for the Etec facilities.

         On February 3, 1998, CPA(R):12 contributed the Etec Land, facilities and lease to a limited liability company (the "LLC"), in which the Company and CPA(R):12 are the sole members. The LLC then entered into a Construction Agency Agreement with Etec to build a 129,000 square foot manufacturing facility located on the Etec Land (the "Etec Addition"). The Company acquired an interest in the LLC which entitles it to a 49.99% interest in the newly built facility. The Company did not acquire an interest in any portion of the facility owned by CPA(R):12 prior to the formation of the LLC.

         Under the Construction Agency Agreement, Etec will supervise and manage the construction, installment, and completion of the Etec Addition. After completion of the construction, the Etec Addition is expected to be suitable and adequate for the uses for which it was intended. The cost of the Etec Addition will be depreciated for tax purposes over a 40-year period on a straight line basis.

         The purchase terms, rent and financing commitments described hereafter reflect only terms and conditions of the Etec Addition.

         PURCHASE TERMS

         The Company's share of the cost of constructing the Etec Facility, excluding the Acquisition Fee payable to an Affiliate of the Advisor, will not exceed $24,037,000, an amount less than the leased fee Appraised Value of the Etec Facility. The LLC is obligated to pay W.P. Carey & Co., an Affiliate of the Advisor, an Acquisition Fee of $601,974 for the Company's share of the investment. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of approximately $130,890, payable each of the next eight years, but only if the Company satisfies the Preferred Return. The Company will pay a portion of the Subordinated Acquisition Fee based on its proportional interest in the Etec Facility.

         DESCRIPTION OF THE LEASE

         General

         The Etec Lease is absolutely net and bondable and in normal financeable form. Etec will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Etec Facility, except for the Etec Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Etec Facility will be adequately covered by insurance.

         Term

         The remaining initial term of the Etec Lease expires on May 31, 2014, followed by three five-year renewal terms and one eighth-month renewal term (each, an "Extended Term") which may be exercised at the option of Etec.

         Rent

         The initial annual rent for the Etec Facility is (a) to and including June 1, 1999, an amount equal to the product of (a) the libor then in effect stated on an annual basis divided by 12 plus 150 basis points, and (b) commencing on July 1, 1999, monthly payments equal to the equal monthly amortization payment required to pay the cost of the Etec Facility (exclusive of the Acquisition Fee) in full over the remainder of the initial term assuming an interest rate of 7.98% per annum. Additionally, the Etec Lease provides that on March 1, 2001, March 1, 2004, March 1, 2007, March 1, 2010 and March 1, 2013 the
rent then in effect will be increased to reflect percentage increases in the Consumer Price Index over the prior three years capped at 12% for each such three year period.

         Right of First Refusal

         The Etec Lease provides Etec with certain rights of first refusal to purchase the Etec Facility together with the Additional Facilities. If the Company receives an offer between June 1, 2007 and May 31, 2008 for a price equal to the greater of Fair Market Value of the Etec Facility and the CPA(R):12 Facilities or the final cost of the Etec Facility and the CPA(R):12 Facilities plus the applicable Prepayment Premium reduced by principal payments on the Note, Etec shall have the right to match such offer.

         DESCRIPTION OF FINANCING

         The LLC has a firm commitment from Teachers Insurance and Annuity Association of America for a 15 year $30,000,000 mortgage loan (the "Loan") at an initial rate of interest of 6.96% per annum. The Loan shall require the payment of principal and interest based upon an amortization schedule of not less than 20 years.

         DESCRIPTION OF ETEC SYSTEMS

         Etec is a leading producer of electron beam and laser lithography equipment. These systems are used in the manufacturing of masks for the semiconductor manufacturing industry. Etec's shareholders include DuPont, IBM, Perkin Elmer Grumman, and Micron Technology. Financial Statements of Etec System are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Etec System for the last three years:


                    CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                 YEAR ENDED JULY 31,
                                    1996                1997              1998
                                    ----                ----              ----
STATEMENT OF OPERATIONS DATA:            (In thousands)
         (Unaudited)
Revenue                           $145,645            $240,914          $288,327

Cost of revenue                     80,042             124,287           135,170

Gross profit                        65,603             116,627           153,157

Operating expenses                  44,940              66,186            86,035

Net income                         $35,783             $34,439           $46,767


                         CONSOLIDATED BALANCE SHEET DATA

                                                  YEAR ENDED JULY 31,
                                    1996                1997               1998
                                    ----                ----               ----
BALANCE SHEET DATA:                       (In thousands)
    (Unaudited)
Total assets                      $208,871            $284,543          $358,514

Total liabilities                   92,994              86,902           111,845

Total shareholders'               $115,877            $197,641          $246,667
equity

PROPERTY LEASED TO METAGENICS INCORPORATED

         GENERAL

         On July 29, 1998, the Company acquired from Rancho San Clemente Partners, L.P. certain property containing approximately nine acres of land located in San Clemente, California (the "Metagenics Land") upon which the Company will construct an office facility containing approximately 133,600 square feet (the "Metagenics Facility"). The Metagenics Facility will be suitable and adequate for its intended uses. The Company formed a subsidiary to take title to the Metagenics Facility. The cost of the Metagenics Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

         Concurrently with the acquisition of the Metagenics Facility, (i) Lowe Enterprises Commercial Group ("Lowe") assigned all its rights title to and interest in the lease to the Company, (ii) the Company entered into a Construction Agreement with Lowe pursuant to which Lowe will construct the Metagenics Facility, and (iii) Lowe entered into a Guaranty of Completion of the Metagenics Facility for the benefit of the Company. Material terms of the Metagenics Lease are described below.

         PURCHASE TERMS

         The cost of acquiring the Metagenics Land and constructing the Metagenics Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, is not anticipated to exceed $11,500,000, an amount less than the leased fee Appraised Value of the Metagenics Facility. The Company paid an Acquisition Fee of $437,000 to W.P. Carey & Co. W.P. Carey & Co. will receive a Subordinated Acquisition fee of $28,750, payable each of the next eight years, but only if the Company satisfies the Preferred Return.

         DESCRIPTION OF THE LEASE

         General

         The Metagenics Lease is triple net. Metagenics Incorporated ("Metagenics") will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Metagenics Facility, except for the Metagenics Subsidiary's debt service and income taxes.

         Term

         The initial term (the "Initial Term") of the Metagenics Lease commenced on May 27, 1998 and shall continue until substantial completion of the Metagenics Facility as defined in the Metagenics Lease. The primary term ("Primary Term") of the Metagenics Lease is 12 years, commencing upon the expiration of the Initial Term, followed by two, five year renewal terms at the option of Metagenics (each a "Renewal Term").

         Rent

         The annual rent during the Initial Term under the Metagenics Lease is nine percent (9%) per annum on amounts advanced by or on behalf of the Metagenics Subsidiary for the cost of construction. The annual rent during the Primary Term under the Metagenics lease is an amount equal to 11% of the cost of construction. The rent will increase annually by 3.5%.

         DESCRIPTION OF FINANCING

         The Company is currently seeking mortgage financing for the Metagenics Facility.


         DESCRIPTION OF METAGENICS

         Metagenics is a formulator and distributor of nutritional supplements for resale by licensed health care practitioners, health and natural product retailers, and other specialty retailers.

         The following is a summary of selected financial information for Metagenics for the last two years.

                                                   YEAR ENDED DECEMBER 31,
STATEMENT OF INCOME                            1997                     1996
                                               ----                     ----
Total Revenue .........................    $28,355,402               $25,258,789

Cost of Goods Sold ....................     12,870,785                11,677,832

Total Operating Expenses ..............     14,441,681                13,169,512

Net Income ............................     $1,008,192                  $273,361

                                                   YEAR ENDED DECEMBER 31,
BALANCE SHEET DATA                             1997                      1996
                                               ----                      ----
Cash                                           $67,872                   $25,463

Accounts Receivable                          2,808,634                 2,384,943

Total Assets                                 8,667,446                 7,678,250

Long Term Debt                               3,401,963                   229,329

Total Stockholders Equity                   $2,826,324                $2,165,199


PROPERTY LEASED TO BURLINGTON MOTOR CARRIERS INC.

         GENERAL

         On June 30, 1998, the Company purchased from Burlington Motor Carriers Inc. ("Burlington") an office and maintenance facility (the "Burlington Facility"). The Burlington Facility, containing approximately 63,700 square feet, is located in Daleville, Indiana. The

Burlington Facility is suitable and adequate for use as office and maintenance facility. The cost of the Burlington Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

         Concurrently with the acquisition of the Burlington Facility, the Company entered into a net lease (the "Burlington Lease") with Burlington for the Burlington Facility. Material terms of the Burlington Lease are described below.

         PURCHASE TERMS

         The cost to the Company of acquiring the Burlington Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $7,539,267, an amount less than the leased fee Appraised Value of the Burlington Facility. The Company paid an Acquisition Fee of $188,482 to W. P. Carey & Co. W.P. Carey & Co. will receive a Subordinated Acquisition fee of $18,848, payable in each of the next eight years, but only if the Company satisfies the Preferred Return.

         WARRANTS

         The Burlington Subsidiary was issued a warrant to purchase 4,666.9 shares of the common stock of Burlington at the price of $100 per share. The warrant expires on the last day of the Burlington Lease.

         DESCRIPTION OF THE LEASE

         General

         The Burlington Lease is absolutely net and bondable and in normal financeable form. Burlington will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Burlington Facility. In the opinion of management of the Company, the Burlington Facility is adequately covered by insurance.

         Term

         The initial term of the Burlington Lease is twenty years, followed by two five-year renewal terms at the option of Burlington.

         Rent

         The initial annual rent under the Burlington Lease is $792,000 payable quarterly in advance in equal installments of $198,000. Additionally, the Burlington Lease provides that at the beginning of the third year of the initial term and every two years thereafter, the annual rent will be adjusted by the cumulative increase in the Consumer Price Index over the prior two years, however such cumulative increase is capped at 6.09% for any such two-year period.

         DESCRIPTION OF FINANCING

         The Company is currently seeking mortgage financing for the Burlington Facility.

         DESCRIPTION OF BURLINGTON

         Burlington Motor Carriers, Inc. was incorporated on November 7, 1997 and operates as a common carrier providing truck load services throughout the continental United States, to and from Mexico and certain provinces in Canada.

         The following is a summary of selected financial data for Burlington for the last two years:

STATEMENT OF OPERATIONS               YEAR ENDED        PERIOD NOVEMBER 7, 1997
                                   DECEMBER 31, 1997   THROUGH DECEMBER 31, 1996
                                   -----------------   -------------------------
                                                (in thousands)
Operating Revenue ..............       $201,118                $ 4,908
Total Operating Expenses .......        193,680                  5,205
Operating Income (loss) ........          7,438                   (297)
Net loss .......................       $   (547)               $(1,650)


BALANCE SHEET DATA                   YEAR ENDED         PERIOD NOVEMBER 7, 1997
                                  DECEMBER 31, 1997    THROUGH DECEMBER 31, 1996
                                  -----------------    -------------------------
                                     (in thousands, except per share data)
Cash ...........................       $ 1,177                   $ 1,378
Receivable .....................        24,677                    19,104
Total Assets ...................        29,978                    27,878
Long Term Debt .................        68,438                    68,186
Total Stockholders' Equity .....       $27,262                   $27,809

PROPERTY LEASED TO THE BENJAMIN ANSEHL CO.

         GENERAL

         On November 24, 1998, the Company purchased from The Benjamin Ansehl Company ("Ansehl") an office and manufacturing facility (the "Ansehl Facility"). The Ansehl Subsidiary, containing approximately 154,760 square feet, is located on 8.5 acres of land in Overland, Missouri. The Ansehl Facility is suitable and adequate for use as a manufacturing, warehousing and office space

         Concurrently with the acquisition of the Ansehl Facility, the Ansehl Subsidiary entered into a net lease (the "Ansehl Lease"). Material terms of the Ansehl Lease are described below.

         PURCHASE TERMS

         The cost to the Company of acquiring the Ansehl Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $6,021,000, an amount less than the leased fee Appraised Value of the Ansehl Facility. The Company paid an Acquisition Fee of $271,000 to W.P. Carey & Co. W.P. Carey & Co. will also receive a Subordinated Acquisition Fee of $15,056, payable in each of the next eight years, but only if the Company satisfies the Preferred Return.

         WARRANTS

         The Company received warrants to purchase 1.50% of the fully diluted shares of the outstanding common stock of Ansehl. The warrants have a term of 15 years and a strike price of $26.738, which is the same strike price at which management received its warrants.

         DESCRIPTION OF THE LEASE

         General

         The Ansehl Lease is absolutely net and bondable and in financeable form. Ansehl will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Ansehl Facility.

         Term

         The initial term of the Ansehl Lease is fifteen years, followed by two five-year renewal terms at the option of Ansehl.

         Rent

         The initial annual rent under the Ansehl Lease is $649,750 payable quarterly in equal installments of $162,437.50. Additionally, the Ansehl Lease provides that at the beginning of the third year of the initial term and every two years thereafter, the annual rent will be adjusted by the cumulative increase in the Consumer Price Index over the prior two years.

         Description of Financing

         The Company is seeking mortgage financing in the amount of $3,100,000 for the Ansehl Facility, but the Company has not obtained a commitment for any such financing at this time.

         Description of Ansehl

         Ansehl is a diversified manufacturer/marketer of liquid filled health and beauty care products.

         The following is a summary of selected financial data for Ansehl for the last three years:

STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED                  MARCH 1996     MARCH 1997       MARCH 1998
                                           ----------     ----------       ----------
                                                         (IN THOUSANDS)
Revenues...............................      $25,180        $43,552         $50,543

Gross Profit...........................        5,779          7,749           8,200

Selling, general and administrative
expenses...............................        3,500          4,761           5,467

Operating Income.......................        1,435          1,946           1,619

Net Income (Loss)......................      $   359        $  (206)        $  (196)


BALANCE SHEET DATA
AS OF                                      MARCH 1996     MARCH 1997       MARCH 1998
                                           ----------     ----------       ----------
                                                         (IN THOUSANDS)
Total Assets...........................      $16,568        $31,150         $29,025

Long-term debt.........................        3,877          6,886          14,260

Shareholders' equity...................      $ 1,724        $ 4,789         $ 4,593


PROPERTY LEASED TO ADVANCED MICRO DEVICES, INC.

         GENERAL

         On December 22, 1998, the Company, Carey Institutional Properties Incorporated ("CIP(R)") and CPA(R):12 through their interests in a newly formed Limited Liability Company (the "LLC") acquired from CIBC, Inc. an office facility (the "AMD Facility"). The AMD

Facility, containing approximately 364,000 square feet, is located on 45.625 acres of land in Sunnyvale, California. The AMD Facility is suitable and adequate for its intended uses. The Company, together with CPA(R):12 and CIP(R), created a limited liability company (the "LLC") owned equally among the Company, CIP(R) each own a one-third interest in the LLC. The cost of the AMD Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

PURCHASE TERMS

         The cost to the LLC of acquiring the AMD Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, is $95,287,958, an amount less than the Appraised Value of the AMD Facility. W.P. Carey & Co. received paid an Acquisition Fee of $3,017,451 from the Company, CIP(R) and CPA(R):12. W.P. Carey & Co. will also receive a Subordinated Acquisition fee of $158,813.25 payable each of the next eight years, but will only receive the full amount if the Company and CPA(R)12 satisfy the Preferred Return.

DESCRIPTION OF THE LEASE

         General

         The AMD Lease is absolutely net and bondable and in normal financeable form. AMD will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the AMD Facility, except for the AMD Subsidiary's debt service and income taxes. In the opinion of management, the AMD Property is adequately covered by insurance.

         Term

         The initial term of the AMD Lease is 20 years followed by two ten-year renewal terms at the option of AMD.

         Rent

         The annual rent during the initial term under the AMD Lease is $9,145,500, adjusted every three years based on a multiple of the increase in the Consumer Price Index ("CPI"), capped at 6.903% for each three year period.

         DESCRIPTION OF FINANCING

         Concurrently with the acquisition of the AMD Facility, the LLC obtained a mortgage loan in the amount of $68,250,000 from GMAC Commercial Mortgage Corporation ("GMAC") with a ten-year term and thirty (30) year amortization schedule at an interest rate of 7.78%.

         DESCRIPTION OF AMD

         AMD is a global supplier of integrated circuits for the personal and networked computer and communications market. AMD produces processors, flash memories, programmable logic devices and products for communications and networking applications.

         Financial statements for AMD are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for AMD:


               FOR THE NINE MONTHS ENDED
                     SEPTEMBER 27                 YEAR ENDED DECEMBER 28
                     ------------                 ----------------------
                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF
   INCOME          1998         1997         1997          1996          1995
   ------          ----         ----         ----          ----          ----
Net sales       $1,753,321   $1,743,204   $2,356,375    $1,953,019    $2,468,379

Expenses         1,946,839    1,788,845    2,447,028     2,206,329     2,246,179

Operating
income            (193,578)     (45,641)     (90,653)     (253,310)      222,200

Net income        (126,281)      (8,756)     (21,090)      (68,950)      216,236
(Loss)

Net income           (0.88)       (0.06)       (0.15)        (0.51)         1.69
per common
share (Basic)


                          AS OF SEPTEMBER 27,        YEAR ENDED DECEMBER 31
                          -------------------        ----------------------
                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA              1998                1997                1996
------------------              ----                ----                ----
Cash and short-term
investments                    $580,510             467,032             586,198

Total current assets          1,365,603           1,175,267           1,029,077

Property, plant and
equipment, net                2,375,105           1,990,689           1,787,402

Total assets                  4,116,118           3,515,271           3,145,283

Total current liabilities       819,853             726,770             583,473

Total stockholders' equity    1,929,696           2,029,543           2,021,878


[ON JANUARY 13, 1999, AMD ANNOUNCED UNAUDITED RESULTS FOR THE YEAR ENDED DECEMBER 31, 1998 THAT SHOWED REVENUES OF $2,452,141, A NET LOSS OF $103,960 AND A NET LOSS PER SHARE OF [$0.22.]

PROPERTY LEASED TO CONTRAVES BRASHEAR SYSTEMS, L.P.

      General

      On December 28, 1998, Company purchased from Stupar Holdings Corporation an industrial/office facility (the "Contraves Facility"). The Contraves Facility, containing approximately 151,124 square feet, is located in Pittsburgh, Pennsylvania. The Contraves Facility is suitable and adequate for its intended uses. The cost of the Facility will be depreciated for tax purposes over a 40 year period on a straight-line basis.

      Concurrently with the acquisition of the Contraves Facility, the Company entered into a net lease with (the "Contraves Lease") with Contraves Brashear Systems, L.P. Material terms of the Lease are described below.

PURCHASE TERMS

      The cost to the Company of acquiring the Facility, including the Acquisition Fee payable to the Advisor, was $6,806,283, an amount less than the leased fee Appraised Value of the Facility. The Company paid an acquisition fee of $170,157 to W.P. Carey & Co., an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition fee of $17,016 payable in each of the next eight years, but only if the Company satisfies the Preferred Return.

DESCRIPTION OF THE LEASE

      General

      The Contraves Lease is absolutely net and bondable and in normal financeable form. Contraves will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Contraves Facility. In the Company's opinion, the Contraves Facility is adequately covered by insurance.

      Term

      The initial term of the Contraves Lease is fifteen years, followed by two five year automatic renewal terms, unless Contraves notifies the Company in writing at least fifteen calendar months prior to the expiration of the term that Contraves is terminating the Contraves Lease.

      Rent

      The initial annual rent under the Contraves Lease is $643,500 payable quarterly in advance in equal installments of $160,875 adjusted every three years based on increased in the Consumer Price Index capped at 9.27% for each rent increase.

DESCRIPTION OF FINANCING

      Peoples Bank of Western Pennsylvania (the "Lender") provided non-recourse mortgage financing to the Company in the form of a loan in the amount of $4,225,000 with a ten year maturity and a 7.50% fixed rate of interest for ten years and with payments made in accordance with a 25 year amortization schedule.

DESCRIPTION OF CONTRAVES BRASHEAR SYSTEMS, L.P.

      Contraves designs and manufactures electro-optical and electro-mechanical systems and instrumentation for commercial and defense markets. The company operates in four product areas: telescope systems, optical components, electro-optical systems for fire control, tracking and surveillance and small arms fire control systems.

      Contraves was incorporated in September, 1997. The following is a summary of selected financial data for Contraves for the last year:


                                            Nine Months Ended September 27, 1998
                                            ------------------------------------
                                                       (in thousands)
STATEMENT OF OPERATIONS
Contract Revenue..........................                 $21,704
Cost of Sales.............................                  18,977
Interest Expense..........................                     128
Net Income................................                 $   501


                                                   As of September 27, 1998
                                                   ------------------------
                                                       (in thousands)
BALANCE SHEET DATA
Cash and Investments......................                  $  445
Total Assets..............................                  13,198
Long Liabilities..........................                   8,690
Partners' Capital.........................                   3,500
Total Equity..............................                  $4,508

(B) PRO FORMA FINANCIAL INFORMATION

      The pro forma financial information is currently unavailable and will be filed by amendment within 60 days from the date hereof.

(C) EXHIBITS

      The following exhibits are filed as part of this Current Report on Form
8-K:


                                  EXHIBIT INDEX



Exhibit No.                          Exhibit                            Page No.
-----------                          -------                            --------

10.1 Lease Agreement dated July 27, 1998 by and between Best (CA) QRS 14-4, as Landlord, and Best Buy Co. Inc., as Tenants.


10.2 Lease Agreement dated February 3, 1998 by and between ESI (CA) QRS 12-6 INC., as Landlord and Etec Systems, Inc., as Tenants.


10.3 Lease Agreement dated July 29, 1998 by and between META (CA) QRS 14-16, as Landlord, and Metagenics Incorporated, as
         Tenants.


10.4 Lease Agreement dated July 30, 1998 by and between TRUCK (IN) QRS 14-3, INC., as Landlord, and Burlington Motor Carrier Inc., as Tenants.


10.5     Lease Agreement dated November 24, 1998 by and between BAC
         (MO) QRS 14-10, Inc., as Landlord, and The Benjamin Ansehl Co., as Tenants.


10.6     Lease Agreement dated December 22, 1998 by and between
         Conductor (CA) QRS 14-11, Inc., as Landlord, and Advance Micro Devices, Inc., as Tenants.


10.7     Lease Agreement dated December 28, 1998 by and between CBS
         (PA) QRS 14-12, Inc., as Landlord, and Contraves Brashear Systems, L.P., as Tenants.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        CORPORATE PROPERTY ASSOCIATES 14
                                        INCORPORATED




                                        By: /s/ H. Augustus Carey
                                            ------------------------------------
                                                H. Augustus Carey




Dated: January __, 1999